Exhibit 4.1

Form of Common Stock Certificate

NUMBER
C
CytRx CORPORATION
SHARES
COMMON STOCK
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP 232828 30 1
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 232828 50 9
THIS IS TO CERTIFY that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE, OF CytRx Corporation (hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws of the Corporation, to all of which the holder of this certificate by acceptance hereof assents.
This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the signatures of its duly authorized officers.
Dated:
CYTRX CORPORATION
CORPORATE SEAL 1985
DELAWARE
Corporate Secretary
President and Chief Executive Officer
Countersigned and Registered:
BY
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, New York)
Transfer Agent and Registrar
AUTHORIZED SIGNATURE

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of April 16, 1997 (as such may be amended from time to time, the “Rights Agreement”), between CytRx Corporation (the “Company”) and American Stock Transfer & Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be terminated, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are “Beneficially Owned” by an “Acquiring Person” or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.
CytRx Corporation
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM —as tenants in common UNIF GIFT MIN ACT — Custodian (Cust) (Minor)
TEN ENT —as tenants by the entireties)
JT TEN —as joint tenants with right under Uniform Gifts to Minors of survivorship and not as tenants in common Act (State) Additional abbreviations may also be used though not in the above list.
For value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
Please print or typewrite name and address including postal zip code of assignee Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated,
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.